                                                                    EXHIBIT 2(B)

                        THE TURKISH INVESTMENT FUND, INC.

                             A Maryland corporation

                          AMENDED AND RESTATED BY-LAWS

                                  July 31, 2003

                                TABLE OF CONTENTS

     Section 1.11.   Advance Notice of Stockholder Nominees for Director

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                                TABLE OF CONTENTS
                                   (CONTINUED)

ARTICLE V         CORPORATE SEAL; LOCATION OF OFFICES; BOOKS; NET ASSET

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                        THE TURKISH INVESTMENT FUND, INC.

                                     By-Laws

                                   ARTICLE I

                                  STOCKHOLDERS

      Section 1.1.    Place of Meeting. All meetings of the stockholders
should be held at the principal office of the Corporation in the State of
Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

      Section 1.2.    Annual Meetings. The annual meeting of the stockholders
of the Corporation shall be held during the first six months of each year on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting.

      Section 1.3.    Special Meetings. Special meetings of the stockholders
for any purpose or purposes may be called by the Chairman of the Board, the
President, or a majority of the Board of Directors. Special meetings of stockholders shall also be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 25% of the votes entitled to be cast thereat. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at such proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice as required in this Article to all stockholders entitled to notice of such meeting. No special meeting of stockholders need be called upon the request of the holders of common stock entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

      Section 1.4.    Notice of Meetings of Stockholders. Not less than ten
days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the purpose of any special meeting), shall be given to each stockholder entitled to vote thereat and to each other stockholder entitled to notice of the meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the mail addressed to the stockholder as aforesaid.

      No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

      Section 1.5.    Record Dates. The Board of Directors may fix, in advance,
a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting or to receive a dividend or be allotted rights or for the purpose of any other proper determination with respect to stockholders and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights or otherwise, as the case may be; provided, however, that such record date shall not be prior to ninety days preceding the date of any such meeting of stockholders, dividend payment date, date for the allotment of rights or other such action requiring the determination of

a record date; and further provided that such record date shall not be prior to the close of business on the day the record date is fixed, that the transfer books shall not be closed for a period longer than 20 days, and that in the case of a meeting of stockholders, the record date or the closing of the transfer books shall not be less than ten days prior to the date fixed for such meeting.

      Section 1.6.    Quorum; Adjournment of Meetings. The presence in person
or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote at such meeting shall be present, to a date not more than 120 days after the original record date. At such adjourned meeting at which the requisite amount of stock entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the
Corporation may transact any business which might have been transacted at the original meeting.

      Section 1.7.    Voting and Inspectors. At all meetings, stockholders of
record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney.

      All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

      At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such
Inspector.

      Section 1.8.    Conduct of Stockholders' Meetings. The meetings of the
stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The
Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

      Section 1.9.    Concerning Validity of Proxies, Ballots, etc. At every
meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election

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shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

      Section 1.10.   Action Without Meeting. Any action to be taken by
stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

      Section 1.11.   Advance Notice of Stockholder Nominees for Director and
Other Stockholder Proposals.

      (a)   The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this
Section 1.11.

      (b)   For any matter to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or
(iii) brought before the annual meeting in the manner specified in this Section
1.11(b) by a stockholder of record or a stockholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of stockholders through a nominee or "street name" holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder's entitlement to vote such securities. In addition to any other requirements under applicable law and the
Certificate of Incorporation and By-Laws of the Corporation, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date
(an annual meeting date outside such period being referred to herein as an
"Other Annual Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 60 days prior to such Other Meeting Date or (ii) the 10th day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Stockholder Notice: (i) a statement in writing setting forth (A) the name of the person or persons to be nominated, (B) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), (C) the information regarding each such person required by paragraph (b) of Item 22 of
Rule 14a-101 under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the
Securities and Exchange Commission applicable to the Corporation), (D) whether such stockholder believes any nominee will be an "interested person" of the
Corporation (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person", information regarding each nominee that will be sufficient for the Corporation to make such determination, and (E) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder; (ii) each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address; and (iii) in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to

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vote, securities at the meeting of stockholders. Any stockholder who gives a
Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for director) shall deliver, as part of such Stockholder
Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder) and, in the case of a Nominee
Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares "beneficially owned" shall mean all shares, which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

      Notwithstanding anything in this Section 1.11(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and either all of the nominees for director or the size of the increased Board of Directors are not publicly announced or disclosed by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the
Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

      (c)   Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the
Corporation's notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the
Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by clause (b) of this
Section 1.11 hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is publicly announced or disclosed.

      (d)   For purposes of this Section 1.11, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

      (e)   In no event shall the adjournment of an annual meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 1.11. This Section 1.11 shall not apply to stockholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

      (f)   The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

      Section 2.1.    Function of Directors. The business and affairs of the
Corporation shall be conducted and managed by a Board of Directors. All powers of the Corporation shall be exercised by the Board of Directors except as conferred on or reserved to the stockholders by statute.

      Section 2.2.    Number of Directors. The Board of Directors shall consist
of not less than three nor more than fourteen Directors, as may be determined from time to time by vote of a majority of the Directors then in office.
Directors need not be stockholders.

      Section 2.3.    Classes of Directors. The Directors shall be divided into
three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible. The Directors as initially classified shall hold office for terms as follows: the Class I Directors shall hold office until the date of the annual meeting of stockholders in 1990 or until their successors shall be elected and qualified; the Class II Directors shall hold office until the date of the annual meeting of stockholders in 1991 or until their successors shall be elected and qualified; and the Class III Directors shall hold office until the date of the annual meeting of stockholders in 1992 or until their successors shall be elected and qualified. Upon expiration of the term of office of each class as set forth above, the Directors in each such class shall be elected for a term of three years to succeed the Directors whose terms of office expire. Each Director shall hold office until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or until he or she shall have been removed as provided by statute or the Articles of Incorporation.

      Section 2.4.    Vacancies. In case of any vacancy in the Board of
Directors through death, resignation or other cause, other than an increase in the number of Directors, subject to the provisions of law, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next annual meeting of stockholders or until his successor is chosen and qualified.

      Section 2.5.    Increase or Decrease in Number of Directors. The Board of
Directors, by the vote of a majority of the entire Board, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting of stockholders or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three.

      Section 2.6.    Place of Meeting. The Directors may hold their meetings
within or outside the State of Maryland, at any office or offices of the
Corporation or at any other place as they may from time to time determine.

      Section 2.7.    Regular Meetings. Regular meetings of the Board of
Directors shall be held at such time and on such notice as the Directors may from time to time determine.

      The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of
Directors.

      Section 2.8.    Special Meetings. Special meetings of the Board of
Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the

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Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting.

      Section 2.9.    Notices. Unless required by statute or otherwise
determined by resolution of the Board of Directors in accordance with these
By-Laws, notices to Directors need not be in writing and need not state the business to be transacted at or the purpose of any meeting, and no notice need be given to any Director who is present in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Waivers of notice need not state the purpose or purposes of such meeting.

      Section 2.10.   Quorum. One-third of the Directors then in office shall
constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.
The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these
By-Laws.

      Section 2.11.   Executive Committee. The Board of Directors may appoint
from the Directors an Executive Committee to consist of such number of Directors
(not less than two) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of
Directors shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the
Board of Directors is not in session, to the extent permitted by law the
Executive Committee shall have and may exercise any or all of the powers of the
Board of Directors in the management and conduct of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of
Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

      Section 2.12.   Other Committees. The Board of Directors may appoint from
the Directors other committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.
The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

      Section 2.13.   Telephone Meetings. Members of the Board of Directors or a
committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means, subject to the provisions of the Investment Company
Act, constitutes presence in person at the meeting.

      Section 2.14.   Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

      Section 2.15.   Compensation of Directors. No Director shall receive any
stated salary or fees from the Corporation for his services as such if such
Director is, otherwise than by reason of being such

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Director, an interested person (as such term is defined by the Investment
Company Act of 1940, as amended) of the Corporation or of its investment manager or principal underwriter. Except as provided in the preceding sentence,
Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

      Section 2.16.   Selection and Nomination of Non-Interested Directors.
Subject to approval by a majority of the directors of the Corporation, the directors of the Corporation who are not interested persons of the Corporation
(as that term is defined in the Investment Company Act of 1940, as amended)
shall select and nominate the directors of the Corporation who are not interested persons of the Corporation.

                                   ARTICLE III

                                    OFFICERS

      Section 3.1.    Executive Officers. The executive officers of the
Corporation shall be chosen by the Board of Directors. These may include a
Chairman of the Board of Directors (who shall be a Director) and shall include a
President, a Secretary and a Treasurer. The Board of Directors or the Executive
Committee may also in its discretion appoint one or more Vice-Presidents,
Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy, which may occur in any office. Any two offices, except those of
President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

      Section 3.2.    Term of Office. The term of office of all officers shall
be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Corporation and, unless otherwise specified therein, such resignation shall take effect upon delivery.

      Section 3.3.    Powers and Duties. The officers of the Corporation shall
have such powers and duties as shall be stated in a resolution of the Board of
Directors, or the Executive Committee and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the
Board of Directors and the Executive Committee.

      Section 3.4.    Surety Bonds. The Board of Directors may require any
officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the
Corporation in such sum and with such surety or sureties as the Board of
Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, fund or securities that may come into his hands.

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                                   ARTICLE IV

                                  CAPITAL STOCK

      Section 4.1.    Certificates for Shares. Each stockholder of the
Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation owned by him in such form as the Board may from time to time prescribe.

      Section 4.2.    Transfer of Shares. Shares of the Corporation shall be
transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

      Section 4.3.    Stock Ledgers. The stock ledgers of the Corporation,
containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the
Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

      Section 4.4.    Transfer Agents and Registrars. The Board of Directors may
from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only on countersignature by such person shall be required.

      Section 4.5.    Lost, Stolen or Destroyed Certificates. The Board of
Directors or the Executive Committee or any officer or agent authorized by the
Board of Directors or Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the
Corporation and each Transfer Agent, if any, to indemnify it and each such
Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                    ARTICLE V

                           CORPORATE SEAL; LOCATION OF
                         OFFICES; BOOKS; NET ASSET VALUE

      Section 5.1.    Corporate Seal. The Board of Directors may provide for a
suitable corporate seal, in such form and bearing such inscriptions as it may determine. Any officer or director shall have the authority to affix the corporate seal. If the corporation is required to place its corporate seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the authorized officer of the Corporation signing the document.

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      Section 5.2.    Location of Offices. The Corporation shall have a
principal office in the State of Maryland. The Corporation may, in addition, establish and maintain such other offices as the Board of Directors or any officer may, from time to time, determine.

      Section 5.3.    Books and Records. The books and records of the
Corporation shall be kept at the places, within or without the State of
Maryland, as the directors or any officer may determine; provided, however, that the original or a certified copy of the by-laws, including any amendments to them, shall be kept at the Corporation's principal executive office.

      Section 5.4.    Annual Statement of Affairs. The President or any other
executive officer of the Corporation shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs should be submitted at the annual meeting of stockholders and, within
20 days of the meeting, placed on file at the Corporation's principal office.

      Section 5.5.    Net Asset Value. The value of the Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors.

                                   ARTICLE VI

                           FISCAL YEAR AND ACCOUNTANT

      Section 6.1.    Fiscal Year. The fiscal year of the Corporation, unless
otherwise fixed by resolution of the Board of Directors, shall begin on the first day of November and shall end on the last day of October in each year.

      Section 6.2.    Accountant. The Corporation shall employ an independent
public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                                   ARTICLE VII

                          INDEMNIFICATION AND INSURANCE

      Section 7.1.    General. The Corporation shall indemnify directors,
officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law.

      Section 7.2.    Indemnification of Directors and Officers. The Corporation
shall indemnify to the fullest extent permitted by law (including the Investment
Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the
Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person

                                      - 9 -

is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article VII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article
VII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article VII, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

      Section 7.3.    Insurance. Subject to the provisions of the Investment
Company Act of 1940, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a
Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.

                                  ARTICLE VIII

                                    CUSTODIAN

      The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, foreign or domestic, as may be designated by the Board of Directors, subject to the provisions of the Investment Company
Act of 1940, as amended, and other applicable laws and regulations; and the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation and/or the
Custodians may employ such subcustodians as the Board of Directors may approve and as shall be permitted by law.

                                   ARTICLE IX

                          ACTIONS TO ELIMINATE DISCOUNT

      If for a fiscal quarter during or after the fifth year following the initial public offering of shares of the Fund, the average discount from net asset value at which shares of the Fund's Common Stock trade is substantial, as determined by the Board of Directors, the Board of Directors shall consider, at its next regularly scheduled quarterly meeting, taking various actions designed to eliminate the discount, including, but not limited to, periodic repurchases of shares or amendments to the Fund's Articles of Incorporation to convert the
Fund to an open-end investment company.

                                     - 10 -

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

      The By-Laws of the Corporation may be altered, amended, added to or repealed only by majority vote of the entire Board of Directors.

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